Exhibit 99.2

1 Investor Presentation May 2021

2 Disclaimer This Presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between PlusAI Corp . (“Plus”) and Hennessy Capital Investment Corp . V (“Hennessy Capital” or “HCIC”) and related transactions (the “Potential Business Combination”) and for no other purpose . This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Potential Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction . This Presentation does not constitute either advice or a recommendation regarding any securities . Any offer to sell securities will be made only pursuant to a definitive Subscription Agreement and will be made in reliance on an exemption from registration under the Securities Act of 1933 , as amended, for offers and sales of securities that do not involve a public offering . Hennessy Capital and Plus reserve the right to withdraw or amend for any reason any offering and to reject any Subscription Agreement for any reason . The communication of this Presentation is restricted by law ; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation . Use of Data ; Description of Key Partnerships No representations or warranties, express or implied are given in, or in respect of, this Presentation, and no person may rely on the information contained in this Presentation . To the fullest extent permitted by law, in no circumstances will Plus or Hennessy Capital or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it or on opinions communicated in relation thereto or otherwise arising in connection therewith . Industry and market data used in this Presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes . Neither Hennessy Capital nor Plus has independently verified the data obtained from these sources and cannot assure you of the reasonableness of any assumptions used by these sources or the data’s accuracy or completeness . Any data on past performance or modeling contained herein is not an indication as to future performance . This data is subject to change . Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from or with Hennessy Capital, Plus or their respective representatives as investment, legal or tax advice . The Recipient should seek independent third party legal, regulatory, accounting and/or tax advice regarding this Presentation . In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Plus or the Potential Business Combination . Recipients of this Presentation should each make their own evaluation of Plus and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . Hennessy Capital and Plus assume no obligation to update the information in this Presentation . This Presentation contains descriptions of certain key business partnerships with Plus . These descriptions are based on the Plus management team’s discussions with such counterparties and the latest available information and estimates as of the date of this Presentation . In certain case, such descriptions are subject to negotiation and execution of definitive agreements with such counterparties which have not been completed as of the date of this Presentation . Additional agreements with other key business partnerships may permit the counterparty to reduce or cancel any orders with Plus . As a result, the descriptions of key business partners of Plus are subject to change .

3 Disclaimer (Cont’d) Forward Looking Statements Certain statements included in this Presentation are not historical facts but are forward - looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward - looking . These forward - looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity ; (2) references with respect to the anticipated benefits of the Potential Business Combination and the projected future financial performance of Plus and Plus’s operating companies following the Potential Business Combination ; (3) changes in the market for Plus’s products and services, and expansion plans and opportunities ; (4) Plus’s unit economics ; (5) the sources and uses of cash of the Potential Business Combination ; (6) the anticipated capitalization and enterprise value of the combined company following the consummation of the Potential Business Combination ; (7) the projected technological developments of Plus and its competitors, (8) anticipated short - and long - term customer benefits ; (9) current and future potential commercial and customer relationships ; (10) the ability to manufacture efficiently at scale ; (11) anticipated investments in research and development and the effect of these investments ; and (12) expectations related to the terms and timing of the Potential Business Combination . These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of Hennessy Capital’s and Plus’s management and are not predictions of actual performance . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions . Many actual events and circumstances are beyond the control of Plus . These forward - looking statements are subject to a number of risks and uncertainties, including : changes in domestic and foreign business, market, financial, political and legal conditions ; the failure of the parties to enter into a definitive merger agreement (or the termination thereof) with respect to the Potential Business Combination ; the inability of the parties to successfully or timely consummate the Potential Business Combination, including the risk that any required stockholder or regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Potential Business Combination is not obtained ; failure to realize the anticipated benefits of the Potential Business Combination ; risks that the post - combination company may never achieve or sustain profitability ; risks relating to the uncertainty of the projected financial information with respect to Plus ; Plus’s ability to successfully and timely develop, manufacture, sell and expand its technology and products, including autonomous driving offerings and otherwise implement its growth strategy ; Plus’s ability to adequately manage any supply chain risks, including the purchase of a sufficient supply of critical components incorporated into its product offerings ; risks relating to Plus’s operations and business, including information technology and cybersecurity risks, failure to adequately forecast supply and demand, loss of key customers and deterioration in relationships between Plus and its employees ; Plus’s ability to successfully collaborate with business partners ; demand for Plus’s current and future offerings ; risks that orders that have been placed for Plus’s products are cancelled or modified ; risks related to increased competition ; risks relating to potential disruption in the transportation and shipping infrastructure, including trade policies and export controls ; risks that Plus is unable to secure or protect its intellectual property ; risks of product liability or regulatory lawsuits relating to Plus’s products and services ; risks that the post - combination company experiences difficulties managing its growth and expanding operations ; the uncertain effects of the COVID - 19 pandemic ; the “Risk Factors” section of this Presentation ; and those factors discussed in documents of Hennessy Capital filed, or to be filed, with the U . S . Securities and Exchange Commission (the “SEC”) . If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements . There may be additional risks that neither Hennessy Capital nor Plus presently know or that Hennessy Capital and Plus currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements . In addition, forward looking statements reflect Hennessy Capital’s and Plus’s expectations, plans or forecasts of future events and views as of the date of this Presentation . Hennessy Capital and Plus anticipate that subsequent events and developments will cause Hennessy Capital’s and Plus’s assessments to change . However, while Hennessy Capital and Plus may elect to update these forward - looking statements at some point in the future, Hennessy Capital and Plus specifically disclaim any obligation to do so . These forward - looking statements should not be relied upon as representing Hennessy Capital’s and Plus’s assessments as of any date subsequent to the date of this Presentation . Accordingly, undue reliance should not be placed upon the forward - looking statements . Trademarks Hennessy Capital and Plus own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses . This Presentation also contains trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners . The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with Hennessy Capital or Plus, or an endorsement or sponsorship by or of Hennessy Capital or Plus . Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this Presentation may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that Hennessy Capital, Plus, or the any third - party will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights . Use of Projections This Presentation contains projected financial information with respect to Plus, namely revenue, EBITDA and EBITDA margin for 2021 - 2025 . Such projected financial information constitutes forward - looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results . The projections, estimates and targets in this Presentation are forward - looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Hennessy Capital’s and Plus’s control . See “Forward - Looking Statements” above . While all projections, estimates and targets are necessarily speculative, Hennessy Capital and Plus believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation . The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory, competitive, technological, and other risks and uncertainties that could cause actual results to differ materially from those contained in such projections, estimates and targets . The inclusion of projections, estimates and targets in this Presentation should not be regarded as an indication that Hennessy Capital and Plus, or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events . Neither the independent auditors of Hennessy Capital nor the independent registered public accounting firm of Plus has audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation .

4 Disclaimer (Cont’d) Financial Information ; Non - GAAP Financial Measures The Plus financial information and data contained in this Presentation is unaudited and does not conform to SEC requirements (including Regulation S - X) . Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement or registration statement or prospectus to be filed by Hennessy Capital or Plus with the SEC . Some of the financial information and data contained in this Presentation, such as EBITDA and EBITDA margin, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”) . EBITDA is defined as net earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization . These non - GAAP measures, and other measures that are calculated using such non - GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP . A reconciliation of the projected non - GAAP financial measures has not been provided and is unable to be provided without unreasonable effort because certain items excluded from these non - GAAP financial measures cannot be reasonably calculated or predicted at this time . For the same reasons, Plus is unable to address the probable significance of the unavailable information, which could be material to future results . Hennessy Capital and Plus believe these non - GAAP measures of financial results, including on a forward - looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Plus’s financial condition and results of operations . Plus’s management uses these non - GAAP measures for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes . Hennessy Capital and Plus believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Plus’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors . Management of Hennessy Capital does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP . However, there are a number of limitations related to the use of these non - GAAP measures and their nearest GAAP equivalents . For example, other companies may calculate non - GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Plus’s non - GAAP measures may not be directly comparable to similarly titled measures of other companies . See the Appendix for definitions of these non - GAAP financial measures and reconciliations of these non - GAAP financial measures to the most directly comparable GAAP measures . Important Information for Investors and Stockholders The Potential Business Combination will be submitted to stockholders of Hennessy Capital for their consideration . Hennessy Capital and Plus will prepare a registration statement on Form S - 4 or Form F - 4 (the “Registration Statement”) to be filed with the SEC, which will include preliminary and definitive proxy statements to be distributed to Hennessy Capital’s stockholders in connection with Hennessy Capital’s solicitation for proxies for the vote by Hennessy Capital’s shareholders in connection with the Potential Business Combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Plus’s shareholders in connection with the completion of the Potential Business Combination . After the Registration Statement has been filed and declared effective, Hennessy Capital will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the Potential Business Combination . Hennessy Capital’s stockholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with Hennessy Capital’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the Potential Business Combination, because these documents will contain important information about Hennessy Capital, Plus and the Potential Business Combination . Stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Potential Business Combination and other documents filed with the SEC by Hennessy Capital, without charge, at the SEC’s website located at www . sec . gov . Hennessy Capital and Plus and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Hennessy Capital’s shareholders in connection with the Potential Business Combination . Investors and security holders may obtain more detailed information regarding the names and interests in the Potential Business Combination of Hennessy Capital’s directors and officers in Hennessy Capital’s filings with the SEC, including Hennessy Capital’s registration statement on Form S - 1 , which was originally filed with the SEC on December 22 , 2020 . Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Hennessy Capital’s shareholders in connection with the Potential Business Combination will be set forth in the proxy statement/prospectus for the Potential Business Combination, which is expected to be filed by Hennessy Capital with the SEC . Stockholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions . This Presentation is not a substitute for the registration statement or for any other document that Hennessy Capital may file with the SEC in connection with the Potential Business Combination . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION . Investors and security holders may obtain free copies of other documents filed with the SEC by Hennessy Capital through the website maintained by the SEC at http : //www . sec . gov . INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN . ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE .

Our Management Team

A Combination of Technology and Entrepreneurship DNA

TODAY'S PRESENTERS

DAVID LIU
CEO & Co-Founder

- 20+ years of experience building and growing technology companies
- Co-founded RedAtoms (acquired), RMG Networks (NASDAQ-listed) and InformLink (acquired)
- PhD, EE, Stanford University

SHAWN KERRIGAN
COO & Co-Founder

- 20+ years of experience across management consulting, investing and engineering
- Co-founder and CTO of Locus Energy, data platform for solar market (acquired)
- PhD, CE and CS, Stanford University

WEN HAN
CFO

- 7+ years of experience in equity investment, portfolio management and entrepreneurship
- Partner at GSR Ventures
- Portfolio management at Bridgewater Associates
- Bachelor's Degree in Math, Economics and Spanish from Williams College, MBA from Stanford University

DANIEL HENNESSY
Chairman & CEO, HCIC

- 30+ years equity investment experience including 7 years leading SPACs to successful business combinations in the sustainable technology and infrastructure sectors
- Co-founded Code Hennessy & Simmons LLC, a middle-market private equity investment firm

DEEP BENCH OF SENIOR LEADERSHIP

HAO ZHENG
CTO & Co-Founder

DENNIS MOONEY
Chief Platform Officer

TIM DALY
Chief Engineer & Co-Founder

ANURAG GANGULI
Head of R&D

ROBERT DINGLI
Head of Safety and Systems Engineering

CHUCK JOSEPH
Head of Strategic Partnerships

5

6 Source: Management estimates Hennessy Capital Understands the Challenges Trucking Companies Face …AND HAS SIGNIFICANT EXPERIENCE INVESTING IN THE TRANSPORTATION SECTOR SINCE 2015 100+% driver turnover is common: massive cost, highly disruptive and can result in poor customer service Severe driver shortage: ~1mm shortage of drivers estimated in the next decade Insurance cost is significantly increasing due to increased frequency of severe accidents Unchecked wage inflation: significant increases in average driver wages each year Increasingly stringent regulations limiting available driving hours and pool of potential drivers Single digit profit margins with ~65% of spend relating to fuel & labor is the answer Jan. 2015 Feb. 2017 Dec. 2020

Autonomous Trucking is Going to Change the World

Plus Perfectly Aligns with HCIC V's Investment Thesis and Strategy

SAFER	MORE COST EFFICIENT	MORE RELIABLE	MORE SUSTAINABLE
~95% of fatal motor vehicle accidents involve human error	~38% operating cost reduction in L4 trucks[1]	2X distance traveled per day in L4 trucks; up to 24/7 asset utilization increases revenue per truck by 100%	~1.1mm tons reduction in carbon emissions—saving lives and creating a more sustainable future[2]

Source: National Highway Transportation and Safety Administration (NHTSA) and Company estimates relative to non-autonomous vehicles

[1] L4 is level 4 "driver out" autonomy; SL4 is supervised Level 4 autonomy. 38% reflects the amount of labor, fuel and other operating expenses that can be reduced by implementing Plus's L4 technology

[2] Reflects estimated reduction in cumulative carbon emissions from 2021E to 2024E. Assumes a 10% increase in fuel efficiency which equals ~387 million fewer liters of fuel consumed, 2.639 $kgC0_2$/L carbon dioxide content which equates to ~1.1 million tons of emissions avoided

7

Company Overview 01

Plus at a Glance

Plus

2018

Driver-out L4 pilot[1]

First-of-its-kind JV

With the world's largest truck OEM

~8 Billion Miles

Cumulative real-world miles expected by 2024

200+

Patents[2]

2021

Starting delivery of autonomous trucks in China and the U.S.[3]

7,000+

Trucks ordered / pre-ordered[4]

[1] Driver-out L4 pilot completed in Qingdao, the world's eighth largest port. Scheduled to perform a driver-out demo on an open highway in Jiangsu Province, China in Q3 2021

[2] Includes patents and patent applications

[3] Autonomous technology optimized for a driver-in solution

[4] Refers to the agreement to order up to 6,800 trucks at the discretion of FTA in China. In the U.S., pursuant to the Master Purchase Agreement ("MPA") entered into in January 2021, the customer has discretion to place purchase orders for at least 1,000 units (which cap may be increased by the customer in its discretion) from us in 2021-2023; the MPA is subject to termination, cancellation or modification by the customer prior to delivery of units as well as certain payment conditions; the customer is not required to purchase a specified minimum quantity of units from us. See "Risk Factors – Business and Operating Risk; Projections - Plus's master purchase agreement with a key customer operates on a purchase order basis, may be terminated, cancelled or modified by the customer with or without cause and is subject to certain payment conditions." Warrants may potentially be issued to this customer in relation to its purchase of up to 10,000 retro-fit units. A term sheet related to the warrants has been agreed, but no definitive warrants agreement has been entered into yet. Under the warrant term sheet, full vesting of the warrants is conditional upon, among other things, the customer's purchase of 10,000 retro-fit units. See footnote #2 on slide 35 for further detail

9

Plus is Well Positioned to Capitalize on the Autonomous Freight Opportunity

Plus

Massive Impact

- **$1.2 trillion** long-haul freight market in the U.S. and China[1]
- **~38%**[2] operating cost reduction for fleets by adopting L4 autonomous technology
- Plus's Supervised L4 ("SL4") solution can increase fleet operator's gross profit per truck by **30-70%**

Leader in AI Technology

- Proprietary full-stack L4 autonomous driving **software**
- Mass-production ready, low cost, high performance **hardware**
- **Data engine** leveraging real-world driving data to continuously upgrade algorithms and ultimately reach L4

Leader in Commercialization

- Starting delivery in China and the U.S. **this year**[3]
- **7,800** Plus autonomous systems have been pre-ordered globally[4]
- **Commercially validated** software

Scalable and Profitable Path to Driver-out Autonomy

- Cashflow positive projected by **2023**
- Projected **30 million miles** / **month** by end of 2022
- ~**8 billion** cumulative miles expected by 2024 to reach driver-out L4 autonomy

[1] Reflects the annual addressable market opportunity in the U.S. and China
[2] ~38% reflects the amount of labor, fuel and other operating expenses that can be reduced by implementing Plus's L4 technology
[3] Initial units delivered in February 2021
[4] See footnote #3 on slide 9

10

Validation: Customers, Partners and Investors

Plus

CUSTOMERS AND PARTNERS

SF EXPRESS 顺丰速运	Largest integrated express logistics service provider in China
Key Customer in the U.S.	One of the largest fleets in the U.S. Entered into MPA and Initial Work Order in Jan. 2021 with initial units delivered in Feb. 2021
CJ 荣庆物流 Rokin Logistics	One of China's largest cold chain logistics supplier with more than 60,000 vehicles in network
IVECO	5th largest heavy-duty truck manufacturer in Europe
BlackBerry QNX	Safety certified OS for the highest safety, reliability and security standards
NVIDIA	Leading GPU technology developer for AI-based applications
OUSTER	Highest performing, affordable digital lidar solutions for robotics, automotive, and more
Cummins	Largest heavy-duty truck (class 8) engine supplier

FAW [1]

World's largest truck manufacturer; produced more heavy-duty trucks in 2020 than both the North American and European markets

Full Truck Alliance 满帮

World's largest digital freight platform with 10 million truckers on its platform

萬向集團 WANXIANG GROUP

Largest China-based automotive components company measured by revenues

Quanta Computer

World leading automotive ODM; supplier for Tesla's Autopilot ECU

INVESTORS

Global leader in venture capital	SEQUOIA
London-based growth venture firm investing in technology companies in Europe, the U.S. and China	HEDOSOPHIA
Leading early-stage venture firm based in the U.S. and China	GSR Ventures
Largest automobile company in China by sales volume	SAIC 上汽集团 SAIC MOTOR
Leading comprehensive financial service provider in China's securities industry	國泰君安國際 GUOTAI JUNAN INTERNATIONAL
One of the leading asset management institutions in China	中信产业基金 CITICPE
Leading private equity firm in China investing in advanced industrial companies	方源資本 FOUNTAINVEST PARTNERS
Leading private equity firm investing in fast growing companies powered by technology	CLEARVUE PARTNERS

Source: IHS Markit, Transport Topics, EMSNOW
Note: Names in the middle reflect companies that are both investors and customers / partners
[1] FAW formed a first-of-a-kind strategic joint venture with Plus

11

The Plus Opportunity 02

Long-Haul Trucking: $1.2+ Trillion Annual Market

Operating in both the U.S. and Chinese Markets Expands TAM and Diversifies the Business

MARKET	TRUCKS
$670B	2.5mm


~$130B
+
~$670B
=
~$800B
84%
16%

ROAD FREIGHT MARKET IN THE U.S.

MARKET	TRUCKS
$530B	6.0mm


~$270B
+
~$530B
=
~$800B
66%
34%

ROAD FREIGHT MARKET IN CHINA

Last-mile   Long-haul   Total Trucking


Home
Hub
Hub
Home
Last-mile
Long-haul
Last-mile

Source: Company estimates and industry research, data as of FY 2019

13

Largest Market Size & Fastest Commercialization within the AV Sector

Technology Maturity, Customer Acceptance and Regulation All Point to Trucking Leading AV Adoption

AV Total Addressable Market



($ in billions)
$1,200
$400
$265
TAM ~3.0x greater than Intra-City Delivery…
… and ~4.5x greater than Robo-taxi
Long-Haul Trucking
Intra-City Delivery
Robo-taxi
Driverless Anticipated by 2024
Highly Uncertain Timeline to Commercialization

Long-Haul Trucking Expected to Be the First Autonomous Use Case

	Autonomous Trucking	Robo-Taxi
Market Size	(+) Road logistics market size as of 2019: • China: ~$800B • US: ~$800B	(−) Road logistics market size as of 2019: • China: ~$200B • US: ~$65B
Tech Maturity	(+) Simpler road conditions (+) Freight vs. passenger focus (−) Larger vehicle and more complex structure creates motion control complexity	(−) Complex road conditions (−) Higher tech requirements (+) Smaller size and simpler physical structure with simpler motion control
Customer Acceptance	(+) B2B sale is more rational and greater willingness to pay with focus on practicality and economics	(−) B2C sale is less rational and economics are not the only consideration; willingness to pay varies
Regulatory Environment	(+) Less risk to public safety due to more controllable environment (confined highway traffic)	(−) Greater risk to public safety due to less controllable environment (complex urban traffic)

Source: Industry research and management estimates
Note: Data reflects total of China and U.S. markets in 2019

14

L4 Autonomous Trucking Will Change the Economic Model for Carriers

Plus

IMPROVED ASSET UTILIZATION	COST EFFICIENCIES FOR FLEET OPERATORS	REDUCED CARBON EMISSIONS
2x	~38%	10%-20%[1]
22 hours vs. 11 hours today would increase revenue per truck by 100%	~38% operating cost reduction for fleets by adopting L4 autonomous technology	estimated fuel reduction

Source: American Trucking Associations, Federal Motor Carrier Safety Administration and management estimates

[1] 10% fuel savings compared to efficient drivers and validated by pilots. 20% estimated fuel savings compared to average human driver

15

Sizable and Visible Industry Cost Efficiencies

Plus Enables Operating Cost Reductions of ~38%

ANNUAL INDUSTRY-WIDE COST EFFICIENCIES FROM L4 AUTONOMOUS ADOPTION[1]

$255B $201B

~38% cost efficiencies unlocked by L4 autonomous trucks[2]

2/3 of the total operating cost of commercial freight are made up of labor and fuel



Total Cost
38%
Fuel
5%
Labor
29%
Other Costs
2%
Realized in SL4 trucks starting 2021

Source: Industry research

[1] Calculated as 38% multiplied by the total addressable market in each country

[2] ~38% reflects the amount of labor, fuel and other operating expenses that can be reduced by implementing Plus's L4 technology

16

17 Validated by Over 74 ,000 Real Customer Miles Driven Across the U.S. and China Proprietary and Proven Fuel Optimization 1 …VALIDATED BY REAL CUSTOMERS 10% 10% PlusDrive - enabled Truck’s Fuel Efficiency Average Human Driver’s Fuel Efficiency PlusDrive - enabled SL4 Trucks are an additional 10% more fuel efficient Highly Efficient Human Drivers are 10% more efficient than average 10% - 20% Savings SIGNIFICANT VEHICLE FUEL EFFICIENCY IMPROVEMENTS… Validated by in China — Demonstrated fuel savings in 100 pilot runs accumulating 62,000 miles, 90% 1 of which were fully autonomous Validated by a key customer in the U.S. — Demonstrated fuel savings in 141 pilot runs, leading to entry into a MPA for at least 1,000 units 2 with initial units delivered in Feb. 2021 Note: 10% fuel savings compared to efficient drivers and validated by pilots. 20% estimated fuel savings compared to average human dri ver 1 Based on February 2021 runs 2 See footnote #3 on slide 9

Immediate Value Creation for Fleet Operators

Plus's SL4 Solution Can Reduce Fuel Costs by 10%-20% and is Available Today

SL4 UNIT ECONOMICS OF LONG-HAUL TRUCKING OPERATION



($000s / truck / year)
$195
($58)
($62)
($59)
$16
$5 - $11
$21 - $27
Annual Revenue
Operating Expenses
Labor Cost
Fuel Cost (Average Human Driver)
Gross Profit (Average Human Driver)
SL4 Fuel Savings[1] (10% - 20%)
Gross Profit (SL4 Enabled)

1.5 – 3.0 year estimated payback period for fleet operators[1]

Plus's SL4 solution can increase fleet operator's gross profit per truck by 30%-70% today

Estimated potential additional cost savings of $5,000 - $8,000 per year beyond fuel efficiency enhance customer payback to 0.8 – 1.6 years[2]

Note: Numbers shown are those for the U.S. Reflects estimated cost savings for a fleet operator employing Plus's SL4 solution. Analysis is representative based on certain management assumptions and does not necessarily reflect the current or future specific economics of Plus's products for its customers

[1] Reflects assumed PlusDrive's upfront price of $15,000 divided by annual fuel savings of $5,900 - $11,800 less ~$750 of annual service fees. 10% fuel savings compared to efficient drivers and validated by pilots. 20% estimated fuel savings compared to average human driver

[2] Additional detail relating to driver recruitment and onboarding and accident savings on slide 46

18

World - class Technology 03

20 Three Pillars of Autonomous Driving Technology Software The AI algorithms behind the decision - making required to autonomously, safely and intelligently drive the vehicle Data Collecting data through billions of real - world miles to improve AI system and ensure that corner cases are sufficiently covered Hardware Sensors, actuators and computing platform that enable a truck to drive autonomously

21 Plus is Focused on Solving the Unique Challenges of Autonomous Trucking 5 feet 12 feet 9 feet 65 feet 75% wider 5x longer 20x heavier 65% longer stop distance 1 2 tons 40 tons 316 feet 525 feet So urce : Utah Department of Transportation 1 At 65 miles per hour Technology Required to Drive Trucks Autonomously is Fundamentally Different than Passenger Cars

22 Designed for Safety Customized for Trucks Optimized for Performance Scaled for Learning Quadruple - modal sensor fusion Tractor and trailer dynamics modelling 10 - 20% fuel efficiency optimization Closed - loop data engine Nudge, over - take and safe - stop Online dynamic calibration Broadly tested across the U.S. and China Online edge case discovery Long - range stereo vision and prediction Behavioral interaction based planning and prediction Unified model for deep semantic understanding Offline scene reconstruction Plus’s Proprietary L4 Software Note: 10% fuel savings compared to efficient drivers and validated by pilots. 20% estimated fuel savings compared to average human dri ver

23 Note: The drawings and descriptions are for illustrative purposes and represent one system configuration 1 Surround lidar and front long - range lidar reflect different lidar configurations Advanced Multi - Modal Sensor System 1 mile (1,600 m) – optional function Front long - range cameras 1,600 m / 21 ° Front mid - range stereo cameras 500 m / 60 ° Front thermal camera – optional function 120 m / 75 ° Front long - range radar 250 m / 18 ° Front wide - FOV cameras 100 m / 150 ° Front long - range lidar 1 200 m / 80 ° Surround lidar 1 100 m / 360 ° Side cameras 95 m / 150 ° 360 - degree sensing system Plus has solved vibration and long - range camera drift problem for mass production Ultra - long - range stereo 3D vision with 8x range, 100x resolution, and 1/10 cost of lidar Plus has adequately addressed adverse weather and lighting for commercial deployment Rear long - range radar 250 m / 18 ° Rear cameras 500 m / 60 °

PlusDrive-enabled SL4 Trucks

No Alteration To Truck Dimension

No Alteration To Appearance

Automotive-grade

PlusDrive-ENABLED U.S. SL4 TRUCK


Front Camera (x3)
Side Camera (x2)
Lidar (x2)
Side Radar (x2)
GPS, IMU, etc (x1)
Driver Monitoring System (x1)
Rear Camera (x2)
Rear Radar (x2)
Front Bumper Radar (x1)

PlusDrive-ENABLED CHINA SL4 TRUCK


Front Camera (x3)
Rear Radar (x2)
Side Camera (x2)
Rear Camera (x2)
GPS, IMU, etc (x1)
Side Radar (x2)
Lidar (x1)
Driver Monitoring System (x1)
Front Bumper Radar (x1)

LIDAR — RADAR — CAMERA — OTHER COMPONENTS

24

Re-Configured L4 Hardware Suite to Create Clear Value Proposition for Today's Customer

Plus

Over 90% Reduction in BOM with SL4

	2019A	Prototype L4	2021A	Mass produced SL4	2023E
Total	**>$100,000**		**<$9,000**		**<$7,000**
Lidar		64-line lidar and 16-line lidar		128-line equivalent lidar	
Mapping/Localization		High-definition RTK and HD map		Uses ADAS map and GNSS	
Camera		Industrial machine-vision camera		Automotive grade camera	
Bracket + Cable		Uses custom designed installation		Factory installation	
Compute		Industrial grade server		Automotive grade compute platform	
Actuation		Drive-by-wire steering, braking, throttle		Much lower price given volume	
Other		HMI, networking, DMS, etc.		Much lower price given volume	

Source: Supplier quotes and public information

25

26 Edge - case Discovery Through Real - world Driving Data Over - the - air Deployment Model Learning Simulation and Augmentation Data Engine Closed - Loop Data Engine Continuously Build, Measure, Learn and Validate the Driving System

Massive Amounts of Real-World Data Needed to Validate a Fully Autonomous Driving Solution

Plus

Miles driven per fatality involving large truck crashes[1]

Driverless vehicles should be 10x safer than human driven vehicles

~10x mileage coverage to validate the safety standard and ensure complete simulation scenario coverage



62 mm
10x
620+ mm
10x
6-8 bn

Source: Management estimates
[1] Per the FMCSA (Federal Motor Carrier Safety Administration 2020 report)

27

28 3.3 bn miles Source: Public filings Selling our SL4 Truck Today to Customers Allows us to Immediately Begin Collecting Autonomous Real - World Testing Miles at Scale while Earning a Gross Profit on Each Unit Sold Collecting Billions of Miles While Making a Profit COLLECTING AUTONOMOUS MILES WITH DRIVER - IN PRODUCT SOLD TO CUSTOMERS COLLECTING AUTONOMOUS MILES BY OWNING AND OPERATING FLEET MASSIVE SPENDING TO ACHIEVE LIMITED TEST MILES LEVERAGING CUSTOMER RELATIONSHIPS TO ACHIEVE SUFFICIENT TEST MILES Represents 10,000 vehicles sold or owned REAL - WORLD AUTONOMOUS MILES VEHICLES SOLD 1 million REAL - WORLD AUTONOMOUS MILES VEHICLES OWNED 600+ 20 million

29 2021E: Launch Product Globally 2022E: Expand Market Adoption 2023E: Reach Critical Mass and Profitability 2024E: Reach Driverless Technology Maturity Trucks sold 300+ 3,800+ 18,000+ 56,000+ Miles / month (millions) 2.5 30 150 450 Real - world miles accumulated (millions) 17 270 1,900 7,900 Operational design domain coverage % 1 85% 90% 95% ~100% Source: Management estimates 1 Domain(s) in which the PlusDrive system is designed to properly operate, including but not limited to roadway types, speed range, environmental conditions (we at her, daytime/nighttime, etc.), and other domain constraints Plus Plans to Reach Full Autonomy by the end of 2024 SL4 SL4 + L4 Data inflection point for L4 technology maturity

30 Beijing Jiangsu Shanghai Zhejiang Anhui Widely Applicable Technology Projected to Cover Entire U.S. and China Highway Systems California Nevada Illinoi s Utah Colorado Kansas Missouri Indiana Ohio West Virginia Pennsylvania TESTING ROAD MAP IN CHINA TESTING ROAD MAP IN THE U.S. AV Trucking Platform that has Operated Coast - to - Coast Note: Maps represent areas of testing as of April 2021

Commercialization 04

Our Milestones

Plus

REGULATORY

- **2017:** Received California's Autonomous Vehicle Testing Permit
- **2018:** Granted testing permit for operating autonomous trucks in China
- **2019:** Granted inter-province autonomous trucking testing permit in China, covering 3 provinces and 1 city in the Yantze Delta
- **Q3 2021:** Scheduled to perform a driver-out demo on an open highway in Jiangsu Province, China

MASS PRODUCTION

- **2019: One-of-a-kind** JV established with FAW, world's largest truck OEM
- **2020: Began** production of autonomous truck with FAW
- **2021: First** autonomous truck in China to pass the tests and accreditations required by national regulations for mass production
- **2021.04:** Established partnership with **Iveco** for China, Europe, etc.
- **2021.04:** Established partnership with Cummins to develop **natural gas** powered autonomous trucks
- **Q3 2021: Mass production** of autonomous truck with FAW ("J7 L3") scheduled to begin

COMMERCIALIZATION

- **2018:** Performed full driver-out L4 truck demo in Qingdao port
- **2019:** Performed L4 hub-to-hub highway demo with retailer Suning
- **2019:** Completed coast-to-coast fully loaded commercial run (4,000 km, 3 days)
- **2020: 6,800 trucks** pre-ordered in China[1]
- **2021: 1,000 units** order signed in the U.S. and already delivered first batch[1]
- **2021.03:** Pilot run with SF Express with over **62,000 autonomous miles**
- **2021.04: A top 3 Chinese** cold chain CJ Rokin forms partnership with Plus

[1] See footnote #3 on slide 9

32

PlusDrive Product Roadmap

Plus

		PlusDrive (SL4) 2021	PlusDrive Navigate (SL4) 2022E – 2023E	PlusDrive Full Autonomy (L4) 2024E
PERFORMANCE	Operational Design Domain	**Highway Only**	**Ramp-to-Ramp Highway**	**Hub-to-Hub**
	Feature	Hands/Feet-off[1]	Eyes-off	Driver-out
	Installation	Retro-fit in the U.S. / OEM pre-install in China	Starting OEM install in the U.S. / OEM pre-install in China	OEM install in the U.S. and China
	Safety Level	Fail-safe (4-second safety interval)	Fail-passive (12-second safety interval)	Fail-tolerant
KEY COMPONENTS	Compute	Nvidia Xavier (30 TOPS, 131 KDMIPS)	Nvidia Orin-X (254 TOPS, 228 KDMIPS)	Nvidia Quad Orin-X (508 TOPS, 912 KDMIPS)
	Cameras	8 (2 HD mega-pixel camera)	8 (6MP)	8 (6MP) + 1 Infrared
	Radar	5	7	7 + 1 4D-Radar
	Lidar	1 ToF	1 ToF	4 ToF + 1 FMCW
	Map	Navigational Map	Enhanced Navigational Map	Enhanced Navigational Map + HD map (optional)


Hub
Toll
Toll
Hub
Ramp
Highway
Ramp

[1] Driver must put hands on the wheel for periodic check-ins

33

34 Plus has Circled the Earth Twice with SF Express: 62,000 total Miles Driven in 130 runs Case Study in China: Commercial Pilot with SF Express KEY PARAMETERS SUCCESSFUL LONG - HAUL PILOTS WITH PROVEN EFFICIENCY 2x SL4 trucks in operation 48 Manual runs 82 Auto runs 90% Autonomous driving mode 1 10% - 20% Fuel savings 2 Changshu – Wuhan: 498 miles in total Wuhan – Wuxi: 454 miles in total 1 Based on February 2021 runs 2 10% fuel savings compared to efficient drivers and validated by pilots. 20% estimated fuel savings compared to average human dr iver

Case Study in the U.S.: Fulfilling Initial Purchase Order from a Key Customer After a Robust Selection Process

Plus

BACKGROUND

In 2019, a key customer in the U.S. evaluated the technology from multiple self-driving companies and chose Plus as its provider of autonomy-enabled trucks

Robust selection process with first contact in March 2019 and MPA execution in January 2021

MPA entered into in January 2021 related to at least **1,000** units; initial units delivered in Feb. 2021[1]

MPA includes term sheet for a warrant that requires the customer to purchase **10,000** units for full vesting (up to 20% of Plus's shares)[2]

PROVEN FUEL SAVING AND RELIABILITY

- **5** trucks in pilot fleet
- **141** runs and **12,000** miles with the customer's freight
- **90%+** full autonomous driving mode[3]
- Results of the pilot showed **10%-20%** in fuel savings[4]



[1] Pursuant to the Master Purchase Agreement ("MPA") entered into in January 2021, the customer has agreed to place purchase orders for at least 1,000 units (which cap may be increased by the customer in its discretion) from us in 2021-2023; the MPA is subject to termination, cancellation or modification by the customer prior to delivery of units as well as certain payment conditions; the customer is not required to purchase a specified minimum quantity of units from us. See "Risk Factors Business and Operating Risk; Projections Plus's master purchase agreement with a key customer operates on a purchase order basis, may be terminated, cancelled or modified by the customer with or without cause and is subject to certain payment conditions"
[2] A term sheet related to the warrant has been agreed, but no definitive warrant agreement has been entered into yet. Under the warrant term sheet, 4% is to be vested immediately upon signing of the definitive warrant agreement, and full vesting of the warrant for up to 20% is conditional upon, among other things, the customer's purchase of 10,000 retro fit units. 20% represents ownership in Plus prior to the impact of the proposed transaction (or ~54 million shares in the proposed transaction) and assumes the warrant is cash settled, and as such, does not factor in the warrant exercise price which would reduce the number of shares if utilizing the treasury stock method or assuming a cashless exercise of the warrant and would result in fewer than ~272 million shares issued to the existing Plus shareholders. As of the date hereof, no definitive warrant agreement evidencing the key customer warrant has been entered into, but the parties have agreed to a detailed warrant term sheet, which gives the key customer the right to acquire up to 20% of the senior-most class of equity in Plus as of the issuance date of the warrant. In the absence of a definitive warrant agreement between the parties, there is uncertainty as to how such provision would apply to the post-closing capital structure of the combined company, and the key customer could take the position that it is entitled to receive shares equivalent to 20% of the outstanding pro forma shares of the combined company post-business combination upon warrant exercise
[3] Excludes manual baseline data collection
[4] 10% fuel savings compared to efficient drivers and validated by pilots. 20% estimated fuel savings compared to average human driver

35

Financials & Transaction Overview 05

Go-to-Market Strategy: L4

China U.S.


PlusDrive-as-a-Service
Plus L4 software
Lidar, Radar, Camera, GPU, Drive-by-wire actuation
Basic truck (chassis, engine, etc)
OEM (assembles basic truck and installs PlusDrive hardware)
$ PlusDrive BOM + installation
$ Basic truck BOM
Plus
OEM
$ PlusDrive System
$30k upfront + $35k to $50k recurring annually
$ Basic truck
Customers (private fleets, for-hire fleets)

Note: Analysis is representative based on certain management assumptions and does not necessarily reflect the current or future economics of Plus's products or for its customers. Based on 2025E projection. Arrows reflect flow of payments

37

Go-to-Market Strategy: SL4


China
Selling PlusDrive-enabled Trucks
Plus L4 software
Lidar, Radar, Camera, GPU, Drive-by-wire actuation
Basic truck (chassis, engine, etc)
OEM (assembles basic truck and installs PlusDrive hardware)
JV
$ Basic Truck + PlusDrive BOM + Install
Plus
$ PlusDrive-enabled Truck
Basic truck ($93k) + PlusDrive mark-up ($21k)
Full Truck Alliance 满帮
FTA and affiliates
Owner operators
Fleets
Fleets and owner operators


U.S.
Selling PlusDrive Systems
Plus L4 software
Lidar, Radar, Camera, GPU, Drive-by-wire actuation
Basic truck (chassis, engine, etc)
Upfitter (installs PlusDrive onto truck)
OEM (assembles basic truck)
$ PlusDrive BOM + Install
Plus
OEM
$ PlusDrive System
$17k + $1k recurring annually
$ Basic truck
Customers (private fleets, for-hire fleets)

Note: Illustrative only. Analysis is representative based on certain management assumptions and does not necessarily reflect the current or future specific economics of Plus's products or for its customers. Based on 2025E projection. Arrows reflect flow of payments. Commercial distribution agreement subject to ongoing negotiations with OEM. Actual arrangement may differ from what is shown on this page

38

Financial Overview

Plus

SUMMARY FINANCIAL FORECAST

($ in millions, except per unit data)		2021E	2022E	2023E	2024E	2025E
	SL4 Units Sold - China	154	2,578	9,637	33,998	66,886
	L4 Units Placed in Service - China	-	-	-	251	3,493
	SL4 Units Sold - U.S.	160	1,300	8,753	22,241	31,493
	L4 Units Placed in Service - U.S.	-	-	-	161	2,232
	Total Units Sold or Placed in Service	**314** (1)	**3,878**	**18,390**	**56,651**	**104,103** (4)
	Market Penetration [1]	0%	0%	1%	4%	7% (4)
Economics by Region	**China**					
	Revenue	$13	$229	$847	$3,034	$6,161
	Gross Profit	0	17	97	598	1,328
	United States					
	Revenue	$3	$22	$175	$504	$1,119
	Gross Profit	1	7	77	225	475
	Total					
	Revenue	$16	$250	$1,022	$3,537	$7,280
	Gross Profit	1	24	174	823	1,803
Economics by Product Type	**Revenue by Type**					
	SL4 Basic Truck	$13	$211	$737	$2,399	$4,895
	PlusDrive	3	40	285	1,139	2,385
	Gross Profit by Type					
	SL4 Basic Truck	$1	$18	$54	$169	$313
	PlusDrive	0	6	120	654	1,490
	Gross Margin					
	SL4 Basic Truck	8%	9%	7%	7%	6% (2)
	PlusDrive	4%	16%	42%	57%	62% (2)
	Blended	7%	10%	17%	23%	25%
	Expenses					
	SG&A	($20)	($31)	($47)	($70)	($96)
	R&D	(30)	(38)	(47)	(57)	(64)
	Other	(3)	(3)	(3)	(3)	(7)
	EBITDA	**($52)**	**($47)**	**$78** (3)	**$692**	**$1,636**
	Total EBITDA Margin	*n.m.*	*n.m.*	*8%*	*20%*	*22%*

KEY TAKEWAYS

1. **MASS PRODUCTION TODAY – UNITS SOLD, REVENUE RECOGNIZED AND VEHICLES ON THE ROAD IN 2021**
2. **POSITIVE GROSS MARGIN PER TRUCK TODAY, WITH PLUSDRIVE MARGIN EXPANDING TO >60% BY 2025**
3. **CURRENT CASH RESERVES MORE THAN SUFFICIENT TO SUPPORT CASH NEEDS UNTIL PROFITABILITY IN 2023**
4. **ASSUMES MARKET PENETRATION OF ONLY ~7% BY 2025** [1]

Note: SL4 basic truck reflects financials related to truck shell, PlusDrive reflects the sales of Plus's proprietary hardware and software for both SL4 and L4. Commercial distribution agreement for full truck sales with OEM partner subject to ongoing negotiations with OEM. To the extent Plus is unable to successfully negotiate distribution agreement with OEM partner, Plus's financial performance may materially differ from the projected financial data set forth above

[1] Comparing to the 2020 total U.S. and China truck sales volume estimates

39

Transaction Overview

ESTIMATED SOURCES AND USES

Sources	($mm)
HCIC Trust Equity[1]	$345
Common Equity PIPE	150
Stock Consideration to Existing Plus Shareholders[2,3]	2,720
Total Sources	**$3,215**
Uses	**($mm)**
Cash to Balance Sheet at Closing	$458
Stock Consideration to Existing Plus Shareholders[2,3]	2,720
Estimated Fees & Expenses	38
Total Sources	**$3,215**

PRO FORMA VALUATION

($mm, except per share data)	
PF Shares Outstanding[2,3]	330.1
Share Price	$10.00
PF Equity Value	**$3,301**
Plus: Debt	-
Less: Existing Cash Balance[4]	(371)
Less: Net Transaction Proceeds to Balance Sheet	(458)
PF Enterprise Value	**$2,473**

PRO FORMA CAPITALIZATION[3]

Pro Forma Ownership	Shares (mm)	Ownership (%)
Public Shareholders[1]	43.1	13%
PIPE Investors	15.0	5%
Existing Plus Shareholders[2]	272.0	82%
Total Shares Outstanding	**330.1**	**100%**

ILLUSTRATIVE PRO FORMA OWNERSHIP[1, 2, 3]



Public Shareholders, 13%
PIPE Investors, 5%
Existing Plus Shareholders, 82%

[1] Assumes no redemptions from HCIC's public shareholders and includes HCIC's founder shares

[2] ~272 million shares issued to existing Plus shareholders are inclusive of shares reserved for potential exercise of a warrant to be issued to a customer in relation to its purchase of up to 10,000 retrofit units. Assumes full vesting of the key customer's warrant, which would equal ~54 million shares, or 20% of the shares issued to existing Plus shareholders. If none of the key customer's warrant vest, the stock consideration ultimately payable to existing Plus shareholders would be ~218 million shares, and existing Plus shareholders, HCIC's public shareholders, and the PIPE investors would own 79%, 16%, and 5%, respectively, of the pro forma ownership of the combined company. 20% represents ownership in Plus prior to the impact of the proposed transaction and assumes the warrant is cash settled, and as such, does not factor in the warrant exercise price which would reduce the number of shares if utilizing the treasury stock method or assuming a cashless exercise of the warrant and would result in fewer than ~272 million shares issued to the existing Plus shareholders. As of the date hereof, no definitive warrant agreement evidencing the key customer warrant has been entered into, but the parties have agreed to a detailed warrant term sheet, which gives the key customer the right to acquire up to 20% of the senior-most class of equity in Plus as of the issuance date of the warrant. In the absence of a definitive warrant agreement between the parties, there is uncertainty as to how such provision would apply to the post-closing capital structure of the combined company, and the key customer could take the position that it is entitled to receive shares equivalent to 20% of the outstanding pro forma shares of the combined company post-business combination upon warrant exercise. FTA, an existing Plus shareholder, is expected to have more than 50% of the combined entity's voting rights (through receipt of super voting shares at weighted average of 6:1) and also exercise control over the combined company through a shareholders agreement

[3] Assumes new shares are issued at a price of $10.00. Excludes the impact of 15.6 million outstanding HCIC warrants (strike price of $11.50 or 15% out-of-the-money)

[4] Plus existing cash balance represents estimated cash on hand and includes ~$385 million of gross proceeds from recent Plus equity financing rounds that were subscribed for in March 2021 and are committed to be fully funded by early July 2021, net of ~$29 million of estimated Plus transaction fees and expenses. These recent equity investments are an extension of Plus's previously announced $200 million financing round, which initially closed in late 2020 and was led by CPE and Guotai Junan International

40

Capital from the Transaction Creates Incremental Opportunity to Accelerate Commercialization and Product Adoption

Plus

We Target…	Rationale and Execution Details
Data Engine	• Build out data engine to process ~10B miles of real-world information
R&D / Recruiting	• Expand R&D capability and infrastructure in both U.S. and China for SL4 / L4 solution
Supply Chain	• Deepen partnership with OEMs / co-develop sensors and other components with suppliers / partners • Accelerate scale of OEM plant integration for faster and lower cost delivery
Product Adoption	• Offer PlusDrive as a subscription removing upfront cost and driving faster adoption

Note: Opportunities shown represent potential operational and capital expenditures beyond what is contemplated in Plus's financial projections. Actual uses and operation capital expenditures may differ from the potential opportunities shown

41

Plus Compares Favorably to Leading Public Competitors

		Plus	TuSimple
GEOGRAPHY FOCUS		China and U.S.	U.S.
TECHNOLOGY	Stack	Full-stack L4 technology	
	Maturity	L4 pilots (driver-in[1]) SL4 volume production	L4 pilots (driver-in)
	L4 roadmap	2024, widely applicable, big data driven	2024, plans to operate in a defined domain
OEM PARTNERS		FAW, IVECO 3 other top global OEMs in pilot rollout	Traton, Navistar
COMMERCIALIZATION	L4 business model	Autonomy-as-a-Service	Fleet-as-a-Service Autonomy-as-a-Service
	Mass production	2021 (SL4) 2024 (L4)	2024 (L4)

Source: Public filings
[1] Plus conducted driver-out demo in Qingdao Port in 2018; Plus is currently planning a driver-out demo on a highway, expected to be conducted starting Q3 2021 in Jiangsu Province, China

42

43 $3,301 $8,130 $30,750 $30,000 $10,000 $7,250 $5,300 $5,000 $4,000 Source: Company information, Pitchbook Note: Transactions since January 2020. Amounts reflect post - money equity valuations unless otherwise noted 1 TuSimple market capitalization on 5/6/2021. Assumes fully diluted share count of 227 million 2 In February 2021, Uber sold it’s self - driving unit to Aurora in exchange for a 26% interest in the combined entity at a $10B va luation 3 Motional was formed through a JV between Aptiv and Hyundai. The $4B valuation shown reflects the implied 100% valuation of the JV at formation Recent Autonomous Vehicle Valuations April 2021 May 2020 Jan 2021 Feb 2021 Jun 2020 Feb 2021 Nov 2020 Mar 2020 2 3 1 ($ in millions) Private Valuation Public Valuation

Appendix 06

45 Additional Company Information First - of - its - kind JV with the largest truck OEM in the world Founded 2016 in Cupertino, CA ~200 Global Employees 80%+ with advanced degrees 3 200+ patents 4 >60% Long - term PlusDrive gross margin 5 MARKET $670B 6,800 1 pre - ordered trucks in China & 1,000 2 ordered in the U.S. Commercially validated autonomous driving solution being deployed with customers today MARKET $530B Source: Management estimates, industry research 1 Agreement to order up to 6,800 trucks at the discretion of FTA 2 See footnote #3 on slide 9 3 Excluding operations team 4 Includes patents and patent applications 5 Reflects gross margin related to PlusDrive hardware and software sales. Excludes the margin related to SL4 basic truck sales >$500mm raised since inception

Incremental Value Creation Beyond Fuel Efficiency

Plus's SL4 Solution Reduces Costs Related to Driver Turnover and Accidents

SL4 UNIT ECONOMICS OF LONG-HAUL TRUCKING OPERATION

0.8 – 1.6 year payback period for fleet operators



($000s / truck / year)
Low-end estimate
High-end estimate
$16
$5 - $11
$1 - $3
$4 - $5
$26 - $35
Gross Profit (Average Human Driver)
SL4 Fuel Savings [1] (10% - 20%)
Turnover Savings [2]
Safety Savings [3]
Gross Profit (SL4 Enabled)

Estimated incremental value creation beyond fuel efficiency of $5,000 - $8,000 per year

Source: Industry sources and management estimates

Note: Numbers shown are those for the U.S. Reflects estimated cost savings for a fleet operator employing Plus's SL4 solution. Analysis is representative based on certain management assumptions and does not necessarily reflect the current or future specific economics of Plus's products for its customers

[1] Reflects PlusDrive hardware cost of $15,000 divided by annual fuel savings of $5,900 - $11,800 less ~$750 of annual service fees

[2] Cost to recruit and onboard a new driver at $10,000 - $15,000 per industry sources used as a proxy for driver turnover cost. Assumes 100% annual driver turnover and a 10-20% reduction in turnover from implementation for illustrative purposes

[3] Reduction in accident-related costs at $0.04 per mile (data from Bosch press release on their lateral actuator system used as a proxy). Assumes 100,000-125,000 miles driven per year

46

47 0 50 100 150 200 250 300 350 COMPONENT PLUS SUPPLIERS STEERING BRAKE ECU SENSORS OS Source: Company press releases and filings Preferred Partner of Key Component Suppliers Top 20 Truck OEMs Based on Units Sold FAW Daimler Dongfeng Volvo Traton Shaanxi PACCAR Sinotruk Tata Motors Beijing Foton Hino Hongyan Navistar Ashok Leyland Jianghuai KamAZ Dayun Isuzu lveco Xugong Indicates Plus's OEM Partners Plus's OEM Partners Produce Over 30% of all Long - Haul Trucks Sold Globally Key Partnerships Across the AV Ecosystem Additional pilot rollout / partnerships with 4 top global OEMs

Commercializing L4 Technology Today

Plus's SL4 PlusDrive Solution Provides Significant Value to Our Customers and Accelerates the Development of our L4 Fully Autonomous System

	2021 SOP	2024E SOP
	SL4	L4
Function	Driver-in (SL4)	Driver-out
Technology	Autonomous technology optimized for a driver-in solution	Same technology as SL4 with HD map and incremental sensors
Value Proposition	• Reduced driver turnover • Improved fuel efficiency • Increased safety • Enhanced reliability	• Eliminate direct labor costs • Improved fuel efficiency • Increased safety • Up to 24/7 asset utilization

2016 - 2019 Prototype Development

48

Plus's SL4 Product is the Leading Commercially Validated AV Solution that is Mass Producible Today

Plus

	FEATURES	PLUS SL4 TRUCK (Mass Producible Today)	DAIMLER L2 TRUCK (Freightliner Cascadia) (Mass Producible Today)
COMMERCIALIZATION	Mass producible at current stage	✓	✓
BASIC FUNCTIONS	Lane following	✓	✓
	Headway keeping	✓	✓
	Automatic emergency braking	✓	✓
ADVANCED FUNCTIONS	Lane change	✓	X
	Overtake	✓	X
	Nudge	✓	X
INTERACTION SAFETY FUNCTIONS	Blind spot detection	✓	✓
	Safe landing	✓	X
EVOLUTION FUNCTION	Over-the-air update	✓	Partial
	Data engine	✓	X

Source: Company data, public company filings and Wall Street Equity Research

[1] 10% fuel savings compared to efficient drivers and validated by pilots. 20% estimated fuel savings compared to average human driver

49

In the U.S.: Started Production and Delivery of Retro-Fits in February 2021

Plus

PLUS CREATES SOFTWARE, SELECTS COMPONENTS, AND THEN CONTRACTS THIRD PARTY TO RETRO-FIT EXISTING TRUCKS, AND DELIVERS THE TRUCKS TO CUSTOMERS

AUTONOMOUS SYSTEM DESIGN AND PROCUREMENT

Plus

- ✔ Localization
- ✔ Perception
- ✔ Planning
- ✔ Control

Proprietary Algorithm

- Compute Platforms
- Sensors: Lidar, Camera, Radar, GNSS
- Drive-by-Wire Actuation
- Other Parts: Engine, Chassis

RETRO-FIT / OEM MANUFACTURING

The fleet customer provides their existing trucks

Plus contracts with retro-fit shops to upgrade the trucks

SALES AND MAINTENANCE

Final product has been delivered to fleet customers



- Running multiple pilots with large fleets in the U.S.
- Entered into an MPA pursuant to which a customer has agreed to place purchase orders for at least 1,000 units[1]
- Initial units delivered in February 2021

Plus provides over-the-air upgrades to continuously improve the PlusDrive system on existing vehicles

[1] See footnote #3 on slide 9

50

In China: Production with FAW Scheduled to Begin in Q3 2021

Plus

PLUS CREATES SOFTWARE, SELECTS COMPONENTS, CONTRACTS WITH OEM TO ASSEMBLE ENTIRE TRUCKS, AND SELLS TRUCKS TO CUSTOMERS

AUTONOMOUS SYSTEM DESIGN AND PROCUREMENT

Plus

- ✔ Localization
- ✔ Perception
- ✔ Planning
- ✔ Control

Proprietary Algorithm

Compute Platforms

Sensors
Lidar, Camera, Radar, GNSS

Drive-by-Wire Actuation

Other Parts
Engine
Chassis

Plus's JV with FAW[1]

OEM MANUFACTURING

FAW

FAW will be assembling the autonomous system on their current flagship products

SALES AND MAINTENANCE



Plus acts as a distributor of PlusDrive-enabled FAW trucks, selling to distributors and customers including FTA and fleets[2]

Distributor
Distributors like FTA serve as Plus's additional channel to sell to end customers

Full Truck Alliance 满帮

End Customer
End customers are logistics companies' truck fleets

SF EXPRESS 顺丰速运

Plus provides over-the-air upgrades to continuously improve the PlusDrive system on existing vehicles

[1] Plus and FAW established JV Zhito in 2019 for sourcing, procurement and integration of autonomous system parts
[2] Commercial distribution agreement for full truck sales with OEM partner subject to ongoing negotiations with OEM

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52 $25,000 $13,000 $40,000 $21,000 $2,473 Total Implied Future Enterprise Value Discounted 3 Years at 25% Implied Current Enterprise Value Illustrative Discounted Future Value Analysis ($ in millions) ~85% Discount PlusDrive (89%) 1 Basic Truck (11%) 1 0.5x – 1.0x Plus's 2025E Basic Truck Revenue of $4,895mm 10.0 - 15.0x Plus's 2025E PlusDrive Revenue of $2,385mm STEP 3: T he implied current enterprise value is at an additional ~85% discount to the present value calculated in step 2 STEP 1: Calculate Plus's implied future value by valuing the basic truck revenue and PlusDrive revenue at selected peer multiples STEP 2: Calculate the present value of the implied EV by discounting back 3 years at 25% annually Source: Plus revenue projections per management estimates. Select peers for the basic truck multiple range shown on slide 53; pe ers for the PlusDrive multiple range shown on slide 54 1 Reflects the illustrative value contribution for each revenue stream at the midpoint of the respective multiple ranges

53 Source: Company information, FactSet . Market data for the commercial OEM valuations as of 5/6/2021 1 At announcement multiples are as of the date of announcement; current trading multiples are as of 5/6/2021 Benchmarking: Plus vs. Truck OEMs EV / Total Revenue EV / Total EBITDA Disruptive Commercial Vehicle OEMs 1 0.9x 0.4x 0.5x 0.5x 0.4x 0.3 x 1.0 x 0.8 x 0.5 x 0.5 x 0.8 x 1.8 x 1.3 x 0.9 x 0.7 x Commercial Vehicle OEMs 6.5x 2.1x 2.3x 1.6x 1.6x 1.5 x 6.8 x 4.0 x 2.3 x 1.8 x 3.5 x 14.5 x 8.9 x 12.6 x 6.1 x 106% 147% 131% 117% 113% 105% 21% 18% 15% 10% YoY Revenue Growth EBITDA Margin 22% 21% 15% 20% 22% 29% 12% 7% 12% 15% OPERATIONAL VALUATION ’25E ’24E ’24E ’24E ’24E ’24E ’21E ’21E ’21E ’21E Disruptive Commercial Vehicle OEMs Commercial Vehicle OEMs ’25E ’24E ’24E ’24E ’24E ’24E ’21E ’21E ’21E ’21E EV/Revenue (Trading) EV/Revenue (Announcement) EV/EBITDA (Trading) EV/EBITDA (Announcement)

54 Source: Company information, FactSet . Market data as of 5/6 /2021 Note: EBITDA reflects PlusDrive gross margin less consolidated operating expenses. Mobileye reflects unaffected market valuation pre - announcement as of March 1 0, 2017; other De - SPAC statistics reflect valuation at transaction announcement Benchmarking: Plus vs. Disruptive Autotech , Computing Platform & Vision Based Systems Disruptive Autotech 1.0x 15.8x 7.2x 16.3x 8.3x 21.8x 9.8x Computing Platforms ’25E ’21E ’21E ’21E ’21E ’17E ’21E Vision Based Systems 1.9x 87.1x NA 33.9x 28.2x 41.7x 79.9x 109% 141% 58% 34% 16% 40% 26% 55% NA 18% 48% 30% 52% 12% YoY Revenue Growth EBITDA Margin EV / PlusDrive Revenue EV / PlusDrive EBITDA Disruptive Autotech Computing Platforms ’25E ’21E ’21E ’21E ’21E ’17E ’21E Vision Based Systems OPERATIONAL VALUATION

Risk Factors

All references to the "Company," "we," "us" or "our" refer to the business of PlusAI Corp and its consolidated subsidiaries. The risks presented below are certain of the general risks related to the business of the Company, and such list is not exhaustive. The list below is qualified in its entirety by disclosures contained in future documents filed or furnished by the Company and HCIC ("Acquiror"), with the United States Securities and Exchange Commission ("SEC"), including the documents filed or furnished in connection with the proposed transactions between the Company and Acquiror. The risks presented in such filings will be consistent with those that would be required for a public company in its SEC filings, including with respect to the business and securities of the Company and Acquiror and the proposed transactions between the Company and Acquiror, and may differ significantly from and be more extensive than those presented below. The risks described below are not the only ones we face. Additional risks that we currently do not know about or that we currently believe to be immaterial may also impair our business, financial condition or results of operations. You should review the investor presentation and perform your own due diligence prior to making an investment in the Company and Acquiror.

Litigation and Regulatory Risks

- Plus is subject to substantial regulations, including regulations governing autonomous vehicles, and unfavorable changes to, or failure by Plus to comply with, these regulations could substantially harm its business and operating results.
- Plus may be subject to product liability or warranty claims that could result in significant direct or indirect costs, including reputational harm, increased insurance premiums or the need to self-insure, which could adversely affect its business and operating results.
- Plus may be compelled to undertake product recalls or other actions, which could adversely affect its brand image, financial condition, results of operations, and growth prospects.
- Plus's business and the Potential Business Combination are subject to heightened regulatory scrutiny in the United States and abroad, and the failure to comply with any required regulations or to obtain any required regulatory approvals may adversely affect Plus and/or the parties' ability to successfully and timely complete the Potential Business Combination.
- Plus's securities may be delisted under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect auditors who are located in China for three consecutive years beginning in 2021.
- Plus may be subject to legal proceedings in the ordinary course of its business. If the outcomes of these proceedings are adverse, it could have a material adverse effect on its business, prospects, results of operations or financial condition.
- Plus's inability to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives for which it may apply could have a material adverse effect on its business, results of operations or financial condition.
- Tax matters and changes in tax laws could materially and adversely affect Plus's business, results of operations or financial condition.
- Changes to trade policy, tariffs, and import/export regulations may have a material adverse effect on Plus's business, financial condition, and results of operations.
- Changes in U.S. patent law could diminish the value of patents in general, thereby impairing Plus's ability to protect its intellectual rights.
- Plus's business may be adversely affected by changes in automotive safety regulations or concerns that drive further regulation of the automobile safety market.
- If additional remedial measures are imposed on the "big four" PRC-based accounting firms, including Plus's independent registered public accounting firm, in administrative proceedings brought by the SEC alleging such firms' failure to meet specific criteria set by the SEC with respect to requests for the production of documents, Plus could fail to timely file future financial statements in compliance with the requirements of the Exchange Act.
- As a private company, Plus has not endeavored to establish and maintain public company-quality internal control over financial reporting. If Plus fails to establish and maintain proper and effective internal control over financial reporting as a public company, its ability to produce accurate and timely financial statements could be impaired, investors may lose confidence in its financial reporting and the trading price of its shares may decline.

Intellectual Property

- Plus is dependent on proprietary technologies licensed from third parties. If Plus loses its license to use these proprietary technologies, it may not be able to timely find replacement technology on acceptable terms, or at all, and may be forced to modify or cease selling its products.
- Plus uses certain open-source technology in its business. It may face claims from open-source licensors claiming ownership of, or demanding the release of, the technology and any other intellectual property that it developed using or derived from such open-source technology.
- Plus may not be able to protect its intellectual property rights throughout the world.
- Plus relies on patents (including pending patent applications), unpatented proprietary know-how, trade secrets and contractual restrictions to protect some of its intellectual and other proprietary rights. Failure to adequately protect, enforce or otherwise obtain sufficient coverage of intellectual and other proprietary rights may undermine Plus's competitive position and could materially and adversely affect its business, prospects, results of operations or financial condition.
- Plus may be subject to intellectual property infringement claims or other allegations, which could result in payment of substantial damages, penalties and fines and removal of data or technology from its system.

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Risk Factors

Business and Operating Risks; Projections

- Plus's success will depend on its ability to commercialize its autonomous driving system at scale and meet its customers' business needs, which is currently unproven.
- The forecast of Plus's operating and financial results relies in large part upon assumptions and analyses developed by its management team. If these assumptions or analyses prove to be incorrect, Plus's actual operating and financial results may be materially different from its forecasted results.
- Plus may not be able to successfully implement its growth strategy on a timely basis, or at all, and it may be unable to manage future growth effectively.
- Plus relies on the manufacturing facilities of its OEM partners for the production and retrofitting of SL4 trucks. If one or more of these manufacturing facilities becomes inoperable, capacity-constrained or if operations are disrupted, Plus's business, results of operations or financial condition could be materially and adversely affected.
- Any adverse change in Plus's relationship with FAW may result in a material and adverse effect on Plus's business, results of operations or financial condition.
- Plus's ability to generate positive cash flow is uncertain, as nonbinding pre-orders in Plus's sales pipeline may not be converted into binding orders or sales, and customers may cancel or delay that pipeline.
- Plus's master purchase agreement with a key customer operates on a purchase-order basis, may be terminated, cancelled or modified by the customer with or without cause and is subject to certain payment conditions.
- Plus may in the future need to raise additional funds to meet its capital requirements, and such funds may not be available to Plus on commercially reasonable terms, or at all, which could materially and adversely affect Plus's business, results of operations or financial condition.
- Increases in costs, disruptions of supply or shortages of components and raw materials could materially and adversely affect Plus's business, results of operations or financial condition.
- Disruptions to the trucking industry, including changes in transportation and shipping infrastructure, could materially and adversely impact Plus's business, results of operations or financial condition.
- Unfavorable business, economic or political conditions, such as the consequences of the global COVID-19 pandemic, may have a material adverse effect on Plus's business, results of operations or financial condition.
- Plus's growth will depend on its ability to successfully attract new customers and retain existing customers. Failure to increase sales to both new and existing customers could have a material adverse effect on Plus's business, results of operations or financial condition.
- The operation of trucks equipped with Plus's autonomous driving system is different from non- autonomous trucks and may be unfamiliar to users and other road users.
- Plus faces risks associated with its international operations, including unfavorable regulatory, political, trade, tax and labor conditions, which could harm its business.
- Plus's autonomous driving technology and related hardware and software could have undetected defects, errors or bugs in hardware or software that could create safety issues, reduce market adoption, damage its reputation with current or prospective users or expose it to product liability and other claims that could materially and adversely affect its business.
- Plus may not succeed in establishing, maintaining and strengthening its brand, and its brand and reputation could be harmed by negative publicity or safety concerns regarding its products or the products of its competitors, which could materially and adversely affect its business, results of operations or financial condition.
- Significant product repair and/or replacement due to product warranty claims could have a material adverse impact on Plus's business, results of operations or financial condition.
- Plus is subject to information technology and cybersecurity risks to its operational systems, security systems, infrastructure, integrated software and data, and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent Plus from effectively operating its business, harm its reputation or materially and adversely affect its business, results of operations or financial condition. Any unauthorized control or manipulation of Plus's autonomous driving systems could result in a loss of confidence in Plus and its products and harm its business.
- Plus has limited experience servicing customers. Failure to address the servicing requirements of its customers could harm Plus's reputation and may materially and adversely affect its business, results of operations or financial condition.
- Plus has a history of losses and expects to incur significant expenses for the foreseeable future, and there can be no assurance that it will achieve or sustain profitability.
- Plus may not be able to adequately forecast the supply and demand for its products, the manufacturing capacity of its business partners or its profitability, which could result in a variety of inefficiencies in its business and hinder its ability to generate revenue.
- Plus's operating and financial results may vary significantly from period to period due to fluctuations in its operating costs and other factors.

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Risk Factors

Business and Operating Risks; Projections (Cont'd)

- Plus depends on a limited number of customers for a substantial portion of its revenues. The loss of a key customer or the significant reduction of business from any key customer could significantly adversely affect its business, results of operations or financial condition.
- Failure to carry adequate insurance coverage may have a material adverse effect on Plus's business, results of operations or financial condition.
- Plus is highly dependent on the services of its senior management team. Its inability to attract and retain management or other employees who possess specialized market knowledge and technical skills could materially and adversely affect its business, results of operations or financial condition.
- Any deterioration in relationships between Plus and its employees, as well as any work stoppage or similar difficulties, could have a material adverse effect on Plus's business, results of operations or financial condition.
- Plus's employees, OEM partners and independent contractors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could have a material adverse effect on its business, results of operations or financial condition.
- Plus's executive officers, directors and principal shareholders have substantial influence over Plus, and their interests may not be aligned with the interests of other shareholders.
- Plus may in the future make strategic alliances, partnerships or investments or acquisitions, all of which could divert management's attention, result in Plus's incurring of significant costs or operating difficulties and dilution to its shareholders, disrupt its operations and materially and adversely affect its business, results of operations or financial condition.
- Plus collects, processes, transmits and stores personal information in connection with the operation of its business and is subject to various data privacy and consumer protection laws. The costs to comply with, or Plus's actual or perceived failure to comply with, changing U.S. and foreign laws related to data privacy, security and protection, such as the California Consumer Privacy Act and the E.U. General Data Protection Regulation, or contractual obligations related to data privacy, security and protection, could adversely affect its financial condition, operating results and reputation.
- The issuance of shares upon the exercise of outstanding warrants may cause immediate and substantial dilution to existing stockholders.
- Plus has identified material weaknesses in its internal control over financial reporting, which, if not corrected, could affect the reliability of its financial statements and have other adverse consequences.
- Commercial distribution agreement for full truck sales with OEM partner subject to ongoing negotiations with OEM. To the extent Plus is unable to successfully negotiate distribution agreement with OEM partner, Plus's financial performance may materially differ from the projected financial data set forth herein.

Autonomous driving industry

- Plus's future growth is dependent upon the trucking industry's demand for autonomous driving solutions and market acceptance of autonomous driving trucks.
- Plus's industry and its technology are rapidly evolving and may be subject to unforeseen changes.
- Plus faces risks associated with autonomous trucking technology and may not be able to develop commercial-ready L4 solutions on schedule, or at all, and Plus may experience significant delays in the design, production and launch of new products.
- The autonomous driving trucking industry is highly competitive. Plus may not be successful in competing in this industry, which may materially and adversely affect its business, results of operations or financial condition.
- Plus's SL4 system and trucks equipped with the system rely on software and hardware that is highly technical, and if these systems contain errors, bugs or vulnerabilities, or if Plus is unsuccessful in addressing or mitigating the technical limitations in its system, its business, results of operations or financial condition could be materially and adversely affected.
- If Plus is unable to leverage vehicle and customer data, it could impact the servicing of its software algorithms and its research and development operations.
- Interruption or failure of Plus's information technology and communications systems could impact its ability to effectively provide services.
- Trucks equipped with Plus's autonomous driving system may not perform in line with customer expectations and may contain defects.
- Certain of Plus's strategic, development and deployment arrangements could be terminated or may not materialize into long-term partnership agreements.

Other risks

- The combined company will be controlled by FTA, who is expected to own more than 50% of the combined company's voting power and will also exercise control over the combined company through a shareholders agreement, and FTA's interests may conflict with other shareholders of the combined company.
- Fluctuations in foreign currency exchange rates could result in declines in reported sales and net earnings.
- Natural disasters, unusually adverse weather, epidemic or pandemic outbreaks, boycotts and geo-political events could materially and adversely affect Plus's business, results of operations or financial condition.

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